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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                     Date of Report (Date of earliest event
                           reported): October 1, 1997


                        BROOKS FIBER PROPERTIES, INC.
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             (Exact Name of Registrant as Specified in Charter)



Delaware                        0-28036                  43-1656187
---------------               ------------             --------------
(State or Other               (Commission            (I.R.S. Employer
Jurisdiction of               File Number)           Identification Number)
Incorporation)


425 Woods Mill Road South, Suite 300, St. Louis, Missouri                63017
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code:    (314) 878-1616
                                                   ------------------------





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ITEM 5.  OTHER EVENTS.

     On October 1, 1997, Brooks Fiber Properties, Inc., a Delaware corporation (the "Registrant"), entered into an Agreement and Plan of Merger ("Merger Agreement") with WorldCom, Inc., a Georgia corporation ("WorldCom"), and BV Acquisition, Inc., a Delaware corporation wholly-owned by WorldCom ("Acquisition Subsidiary"), pursuant to which WorldCom has agreed to acquire the Registrant through a tax-free merger of Acquisition Subsidiary with and into the Registrant (the "Merger"). Under the terms of the Merger Agreement, each share of the Registrant's $0.01 per value Common Stock would be exchanged for 1.65 shares of WorldCom Common Stock, subject to adjustment as described below. Based on the price of WorldCom Common Stock at the close of the market on September 30, 1997 of $35.38, the enterprise value of the transaction is approximately $2.9 billion or $58.37 per share of the Registrant's Common Stock.

     The fixed exchange rate pricing mechanism will allow the Registrant's stockholders to share in any increase in WorldCom's stock price prior to closing. In addition, the Merger Agreement provides the Registrant's stockholders with certain protections in the event of a downturn in the price of WorldCom stock. If WorldCom's stock were to drop below $35.15 per share, the fixed exchange ratio would convert to a fixed price of $58.00 per share of Registrant's Common Stock. If, additionally, WorldCom's stock were to drop below $31.35 per share, the pricing structure would convert to a fixed exchange ratio of 1.85 shares of WorldCom stock for each share of the Registrant's Common Stock.

     The Merger has been unanimously approved by the Boards of Directors of both WorldCom and the Registrant. It will be treated as a pooling of interests for accounting purposes and is subject to a vote of the Registrant's stockholders, regulatory approvals, required consents and other customary closing conditions. It is expected that a Special Meeting of the Registrant's stockholders will be called to consider and vote upon approval and adoption of the Merger Agreement following the filing with and clearance by the Securities and Exchange Commission of its proxy materials. The parties expect the transaction to close within four to six months.

     Salomon Brothers Inc has served as financial advisor to the Registrant in the structuring and negotiation of the transaction and has rendered its written opinion to the Board of Directors of the Registrant that the Merger terms are fair to the holders of the Registrant's Common Stock from a financial point of view. Goldman, Sachs & Co. has also been retained as financial advisor to the Registrant.

     A copy of the Registrant's press release dated October 1, 1997, with respect to the transaction described above, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation SK:

Exhibit No.                      Description of Exhibit
-----------                      ----------------------
2.1 Agreement and Plan of Merger dated as of October 1, 1997 By and Among WorldCom, Inc., BV Acquisition, Inc. and Brooks Fiber Properties, Inc.*

99.1            Press Release of the Registrant dated October 1, 1997.



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* The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this Agreement and Plan of Merger to the Securities and Exchange Commission upon its request.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BROOKS FIBER PROPERTIES, INC.


Date: October 3, 1997              By: /s/ Gregory J. Christoffel
                                       -----------------------------------------
                                       Gregory J. Christoffel
                                       Senior Vice President and General Counsel


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                                 EXHIBIT INDEX


Exhibit No.                         Description of Exhibit
-----------                         ----------------------
2.1 Agreement and Plan of Merger dated as of October 1, 1997 By and Among WorldCom, Inc., BV Acquisition, Inc. and Brooks Fiber Properties, Inc.

99.1            Press Release of the Registrant dated October 1, 1997.



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